Exhibit 23.6

                       INDEPENDENT AUDITOR'S CONSENT

             We consent to the incorporation by reference in this Registration Statement of SoftKey International Inc. on Form S-8 of our report dated May 24, 1995 (June 30,1995 as to the second paragraph of Note 4) relating to the finan-cial statements of Minnesota Educational Computing Corpo-ration (MECC) for each of the years in the period ended March 31, 1995 included in the Form 8-K of SoftKey Inter-national Inc. filed on May 21, 1996.

                                               /s/ Deloitte & Touche LLP
                                               _________________________
                                               DELOITTE & TOUCHE LLP

         Minneapolis, Minnesota
         May 23, 1996